EXHIBIT 99.1

INTERNATIONAL GOLD CORP. ENTERS INTO LOAN SHORT TERM AGREEMENT

Vancouver, British Columbia, June 28, 2011 (ITGC:OTCQB) – International Gold Corp. (“IGC” or the “Company”) is pleased to announce that it entered into a Loan Agreement (the “Loan Agreement”) with Roger Brian Ashton effective June 17, 2011, pursuant to which the Company will borrow US$75,000 from Mr. Ashton at an interest rate of 10% per annum calculated and compounded yearly. Pursuant to the terms of the Loan Agreement, the Company is obligated to pay the outstanding principal balance of the loan and any outstanding interest on the date that is 45 calendar days from June 17, 2011, and the Company has the privilege of prepaying the principal amount in whole or in part at any time, without notice, bonus or penalty. The Company intends to use the funds for the Company’s ongoing business operations.

In connection with the Loan Agreement, the Company issued an aggregate of 250,000 common shares of the capital of the Company to Mr. Ashton as additional incentive to enter into the Loan Agreement.  The shares were issued pursuant to Regulation S of the United States Securities Act of 1933 and National Instrument 45-106 of the Canadian Securities Administrators.

International Gold Corp.
Bob M. Baker
Phone: 604.925.0220

The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements.  This news release does not constitute an offer for sale of securities for sale, nor a solicitation for offers to buy any securities.  Any public offering of securities in the United States must be made by means of a prospectus containing detailed information about the company and management, as well as financial statements.

Disclaimer

This news release may contain forward-looking statements or information within the meaning of the United States Primary Securities Litigation Reform Act of 1995 and within the meaning of Canadian provincial securities laws applicable to the Company. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to obtaining financing to meet the Company's exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under “Risk Factors” in the Company's Annual Report on Form 10-K filed on April 15, 2011, which is on file with the Securities and Exchange Commission, as well as the Company's periodic filings available at www.sec.gov and with Canadian Securities Administrators at www.sedar.com. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.